Exhibit 99.1

Healthpeak Reports Second Quarter 2021 Results
DENVER, August 3, 2021 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the second quarter ended June 30, 2021.
SECOND QUARTER 2021 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.51 per share, Nareit FFO of $0.28 per share, FFO as Adjusted of $0.40 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 1.2%
▪Total pro forma Same-Store Portfolio Cash (Adjusted) NOI growth of 7.6% excluding government grants received under the CARES Act at our CCRC properties
▪Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 7.4% and 4.1%, respectively
–Acquisitions:
▪Closed on $425 million of MOB acquisitions during the second quarter
▪In July 2021, acquired an aggregate $205 million of MOBs in off-market transactions, consisting of three buildings that are 100% leased to Atlantic Health System for $155 million and a 132,000 square foot medical campus 100% leased to HCA for $50 million
–Development leasing:
▪Signed a binding term sheet for a 163,000 square foot full-building lease for the Sorrento Gateway life science development in the Sorrento Mesa submarket of San Diego, California
▪Signed a 185,000 square foot full-campus lease for the Callan Ridge densification in the Torrey Pines submarket of San Diego, California
▪Active life science development pipeline now 73% pre-leased
–Dispositions:
▪Closed on an additional $249 million of senior housing sales and $19 million of loan repayments from our May 4, 2021 earnings release through August 1, 2021 and under contract on the remaining sales
▪Received $246 million of seller-financing early repayments in June 2021
▪Closed on the previously announced sale of Hoag Hospital purchase option, generating proceeds of $226 million
–Balance sheet:
▪Completed the previously announced tender offers for $550 million of senior unsecured notes due 2025
▪Issued $450 million of 1.35% senior unsecured notes due 2027 in our inaugural green bond offering
▪Net debt to adjusted EBITDAre of 4.6x as of June 30, 2021
–The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on August 20, 2021, to stockholders of record as of the close of business on August 9, 2021
–Published 10th annual ESG report covering environmental, social and governance initiatives and progress

SECOND QUARTER COMPARISON

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss), diluted	$277,533	$0.51	$51,131	$0.09
Nareit FFO, diluted	149,671	0.28	182,367	0.34
FFO as Adjusted, diluted	219,386	0.40	216,547	0.40
AFFO, diluted	190,579		193,790

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "June 30, 2021 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and year-to-date SS Cash (Adjusted) NOI growth on an actual and pro forma basis. The Pro Forma table reflects the results excluding government grants under the CARES Act for our CCRC portfolio.

Actual
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	7.4%	44.7%	7.9%	48.6%
Medical office	4.1%	43.3%	3.1%	48.6%
CCRC(1)	(23.2%)	12.0%	(18.9%)	2.9%
Total Portfolio	1.2%	100.0%	4.5%	100.0%

Pro Forma (excluding CARES)
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	7.4%	44.7%	7.9%	48.5%
Medical office	4.1%	43.3%	3.1%	48.5%
CCRC(1)	22.7%	11.9%	(7.4%)	3.0%
Total Portfolio	7.6%	100.0%	5.0%	100.0%

(1)CCRC SS consists of 15 properties for the three month comparison and two properties for the year-to-date comparison.

MOB ACQUISITION UPDATES
ATLANTIC HEALTH MOBs
In July 2021, Healthpeak acquired three buildings totaling 537,000 square feet for $155 million in an off-market transaction. The properties are located in Morristown, New Jersey and are 100% leased to Atlantic Health System, the leading health system in New Jersey, under triple-net leases with approximately 11 years of remaining lease term. The transaction also includes an adjacent land parcel that can support up to 80,000 square feet of medical office development. The transaction represents stabilized NOI and Cash NOI capitalization rates in the low 6% range and mid 5% range, respectively.
HCA WESLEY WOODLAWN MOB
In July 2021, Healthpeak acquired Wesley Woodlawn located in Wichita, Kansas for $50 million. The 132,000 square foot medical campus is 100% leased to HCA with approximately 6 years of remaining lease term. The transaction represents year one NOI and Cash NOI capitalization rates of 6.4% and 6.1%, respectively.
HCA WESTSIDE MEDICAL PLAZA MOB
In June 2021, Healthpeak acquired Westside Medical Plaza located in Fort Lauderdale, Florida for $16 million. The 37,000 square foot building is Healthpeak’s second MOB on HCA’s Westside Regional Medical Center campus and is 100% leased with a weighted average remaining lease term of approximately 6.5 years. The transaction represents year one NOI and Cash NOI capitalization rates of 6.0% and 5.5%, respectively.

14-PROPERTY MOB PORTFOLIO
As previously announced, in April 2021, Healthpeak acquired a 14-property, 833,000 square foot MOB portfolio for $371 million in an off-market transaction. The portfolio is 89% leased with a weighted average lease term of 6.5 years. 100% of the portfolio is on-campus or affiliated with investment grade health system tenants including Bon Secours Mercy Health, Inova Health System, NorthShore University HealthSystem, Fairview Health Services and PeaceHealth. The portfolio is primarily located in top 25 MSAs including Minneapolis, Chicago, Philadelphia, Washington, D.C., Los Angeles and Dallas. The transaction represents NOI and Cash NOI capitalization rates of approximately 5.6% and 5.2%, respectively, at closing, and low 6% and high 5%, respectively, upon stabilization.
SKY RIDGE CAMPUS MOB
As previously announced, in April 2021, Healthpeak acquired Pinnacle at Ridgegate, a recently developed 80,000 square foot MOB located on HCA's Sky Ridge Medical Center campus (“Sky Ridge”) in Denver, Colorado for $38 million in an off-market transaction. The acquisition brings Healthpeak’s on-campus MOB ownership at Sky Ridge to 420,000 square feet. The transaction represents a year one NOI and Cash NOI capitalization rate of approximately mid 2% and, upon completion of lease-up and stabilization, NOI and Cash NOI capitalization rates of approximately 5.8% and 5.5%, respectively.
LIFE SCIENCE LAND ACQUISITION UPDATE
SOUTH SAN FRANCISCO LAND
As previously announced, in April 2021, Healthpeak closed on the first phase of the acquisition of 12 acres of land in South San Francisco, California for $61 million in an off-market transaction. Healthpeak is under contract to acquire the remaining 7 acres for an additional $67.5 million.
The 12 acre site is adjacent to Healthpeak’s Forbes Research land, and the combination of the two sites, branded as Vantage, forms a contiguous 20 acres, enabling the development of a multi-phase, scalable campus totaling 1 million square feet or more, subject to final entitlements.
DEVELOPMENT LEASING UPDATES
SORRENTO GATEWAY FULL-CAMPUS LEASE
Sorrento Therapeutics, Inc. has executed a binding term sheet for a long-term lease for the entire Sorrento Gateway development project in the Sorrento Mesa submarket of San Diego. The $117 million Class A development will consist of a five-story building totaling approximately 163,000 square feet with an estimated yield on cost in the mid 8% range. Upon expected completion of the development in 2023, Sorrento Therapeutics will lease a total of 374,000 square feet from Healthpeak.
CALLAN RIDGE FULL-CAMPUS LEASE
As previously announced, Turning Point Therapeutics, Inc. has executed a long-term lease for the entire Callan Ridge densification project located in the Torrey Pines submarket of San Diego. The lease is expected to commence in early 2023, upon completion of construction. The $140 million project will more than double the current leasable area by replacing an outmoded 90,000 square foot building with a new Class A two-building campus totaling approximately 185,000 square feet with an estimated yield on cost in the low 9% range.
SENIOR HOUSING DISPOSITIONS
Continued progress on the sale of $4 billion of senior housing assets:
▪Cumulative gross proceeds from closed sales of $3.8 billion since July 2020
◦116 SHOP assets containing 12,315 units generating gross proceeds of $2.49 billion at a blended 2.6% annualized trailing 3-month cap rate
◦50 NNN assets containing 4,812 units generating gross proceeds of $1.13 billion at a blended 7.5% annualized trailing 3-month lease yield and a blended 5.2% annualized trailing 3-month EBITDAR yield
◦2 legacy CCRCs owned in a joint venture with, and managed by, Brookdale Senior Living containing 891 units generating gross proceeds of $19 million at share at a blended (5.4%) annualized trailing 3-month cap rate
◦$157 million from senior housing loan sales and repayments
▪Under contract on the remaining sales

Transactions closed subsequent to our May 4, 2021 earnings release:
▪$145 million sale of 11 SHOP properties, totaling 1,087 units at a blended (2.3%) annualized trailing 3-month cap rate
▪$85 million sale of 3 NNN properties, totaling 317 units at a blended 4.9% annualized trailing 3-month lease yield and a blended 2.0% annualized trailing 3-month EBITDAR yield
▪$19 million sale of 2 legacy CCRCs owned in a joint venture with, and managed by, Brookdale Senior Living containing 891 units at a blended (5.4%) annualized trailing 3-month cap rate
▪$19 million of loan repayments
Previously disclosed transactions closed during the second quarter include:
▪$564 million sale of a 12-property SHOP portfolio, totaling 1,043 units, operated by Oakmont Senior Living
▪$334 million sale of a 10-property SHOP portfolio, totaling 1,428 units, operated by Discovery Senior Living and the sale of 2 loans and 2 preferred equity investments generating additional proceeds of $21 million
▪Through 5 separate transactions, sale of 2 NNN properties totaling 107 units operated by Next Step Senior Care and 8 SHOP properties totaling 794 units generating total proceeds of $116 million. The operators of the SHOP properties include Sonata (5), Milestone, Capital Senior Living and Brookdale Senior Living
Also during the quarter, Healthpeak received $246 million of seller-financing early repayments.
BALANCE SHEET
In July 2021, Healthpeak completed its inaugural green bond issuance, a public offering of $450 million of 1.35% senior unsecured notes due 2027.
In July 2021, we repaid a $250 million unsecured term loan.
As previously announced, during the second quarter, Healthpeak completed its tender offers for a total of $550 million of senior unsecured notes maturing in 2025, with a weighted average coupon of approximately 3.7%. Total debt extinguishment costs were $61 million, of which $53 million represents mark-to-market adjustments.
DIVIDEND
On July 29, Healthpeak announced that its Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on August 20, 2021, to stockholders of record as of the close of business on August 9, 2021.
10th ANNUAL ESG REPORT
In July 2021, Healthpeak published its 10th annual ESG Report, highlighting our environmental, social and governance (ESG) initiatives over the last decade as well as our 2020 performance.
To learn more about Healthpeak's ESG program and view our 2020 ESG Report, please visit www.healthpeak.com/esg or our interactive ESG Report website at esg.healthpeak.com.
2021 GUIDANCE
For full year 2021, we are updating the following guidance ranges:
▪Diluted earnings per common share from $0.98 – $1.06 to $0.95 – $1.01
▪Diluted Nareit FFO per share from $1.09 – $1.17 to $1.06 – $1.12
▪Diluted FFO as Adjusted per share from $1.53 – $1.61 to $1.55 – $1.61
▪Blended Total Portfolio Same-Store Cash (Adjusted) NOI growth from 1.75% – 3.25% to 2.25% – 3.75%

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, August 4, 2021, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to present its performance and operating results for the second quarter ended June 30, 2021. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 5046783. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through August 4, 2022, and a telephonic replay can be accessed through August 18, 2021, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 10158057. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2021 Guidance." Pending acquisitions, dispositions, and leasing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and health and safety measures intended to reduce its spread, the availability, effectiveness and public usage and acceptance of vaccines, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development and redevelopment activity risks, including costs above original estimates, project delays and lower occupancy rates and rents than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain or expand our hospital and health system client relationships; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; our ability to foreclose on collateral securing our real estate-related loans; laws or regulations prohibiting eviction of our tenants; the failure of our tenants and operators to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our healthcare properties; compliance with the Americans with Disabilities Act and fire, safety and other health regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act

Provider Relief Program and other COVID-19 related stimulus and relief programs; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real estate investments; our ability to maintain our qualification as a real estate investment trust (“REIT”); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits; ownership limits in our charter that restrict ownership in our stock; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; unfavorable litigation resolution or disputes; the loss or limited availability of our key personnel; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CALCULATIONS
The estimated capitalization rates and yield ranges included in this release are calculated by dividing projected NOI or Cash (Adjusted) NOI for the applicable properties by the aggregate purchase price or development cost, as applicable, for such properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.
The aggregate NOI or Cash (Adjusted) NOI projections used in calculating the capitalization rates and yield ranges included in this presentation are based on (i) information currently available to us, including, in connection with acquisitions, information made available to us by the seller in the diligence process, and (ii) certain assumptions applied by us related to anticipated occupancy, rental rates, property taxes and other expenses over a specified period of time in the future based on historical data and the Company’s knowledge of and experience with the submarket. Accordingly, the capitalization rates and yield ranges included in this presentation are inherently based on inexact projections that may be incorrect or imprecise and may change as a result of events or factors currently unknown to the Company. The actual capitalization rates for these properties may differ materially and adversely from the estimated stabilized capitalization rates and yield ranges discussed in this release based on numerous factors, including any difficulties achieving assumed occupancy and/or rental rates, development delays, unanticipated expenses not payable by a tenant, tenant defaults, the results of purchase price allocations, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC.
CONTACT
Andrew Johns
Vice President – Corporate Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Real estate:
Buildings and improvements	$11,543,657	$11,048,433
Development costs and construction in progress	711,772	613,182
Land	1,966,665	1,867,278
Accumulated depreciation and amortization	(2,618,101)	(2,409,135)
Net real estate	11,603,993	11,119,758
Net investment in direct financing leases	44,706	44,706
Loans receivable, net of reserves of $4,198 and $10,280	429,076	195,375
Investments in and advances to unconsolidated joint ventures	388,415	402,871
Accounts receivable, net of allowance of $3,429 and $3,994	41,814	42,269
Cash and cash equivalents	96,923	44,226
Restricted cash	129,052	67,206
Intangible assets, net	511,612	519,917
Assets held for sale and discontinued operations, net	246,807	2,626,306
Right-of-use asset, net	215,303	192,349
Other assets, net	624,669	665,106
Total assets	$14,332,370	$15,920,089

Liabilities and Equity
Bank line of credit and commercial paper	$720,000	$129,590
Term loan	249,303	249,182
Senior unsecured notes	3,710,972	5,697,586
Mortgage debt	358,101	221,621
Intangible liabilities, net	139,116	144,199
Liabilities related to assets held for sale and discontinued operations, net	65,272	415,737
Lease liability	189,732	179,895
Accounts payable, accrued liabilities, and other liabilities	688,458	763,391
Deferred revenue	777,687	774,316
Total liabilities	6,898,641	8,575,517
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 538,955,168 and 538,405,393 shares issued and outstanding	538,955	538,405
Additional paid-in capital	10,229,549	10,229,857
Cumulative dividends in excess of earnings	(3,880,253)	(3,976,232)
Accumulated other comprehensive income (loss)	(3,389)	(3,685)
Total stockholders’ equity	6,884,862	6,788,345

Joint venture partners	347,610	357,069
Non-managing member unitholders	201,257	199,158
Total noncontrolling interests	548,867	556,227

Total equity	7,433,729	7,344,572

Total liabilities and equity	$14,332,370	$15,920,089

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental and related revenues	$340,642	$288,253	$668,614	$570,570
Resident fees and services	117,308	113,926	233,436	205,706
Income from direct financing leases	2,180	2,150	4,343	5,419
Interest income	16,108	4,230	25,121	7,918
Total revenues	476,238	408,559	931,514	789,613

Costs and expenses:
Interest expense	38,681	54,823	85,524	110,514
Depreciation and amortization	171,459	139,691	328,997	264,803
Operating	190,132	177,808	371,893	415,185
General and administrative	24,088	23,720	48,990	46,069
Transaction costs	619	373	1,417	14,936
Impairments and loan loss reserves (recoveries), net	931	6,837	4,173	17,944
Total costs and expenses	425,910	403,252	840,994	869,451
Other income (expense):
Gain (loss) on sales of real estate, net	175,238	81,284	175,238	83,353
Gain (loss) on debt extinguishments	(60,865)	(25,824)	(225,157)	(24,991)
Other income (expense), net	1,734	17,415	3,934	228,068
Total other income (expense), net	116,107	72,875	(45,985)	286,430

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	166,435	78,182	44,535	206,592
Income tax benefit (expense)	763	(106)	755	29,762
Equity income (loss) from unconsolidated joint ventures	867	(17,735)	2,190	(28,881)
Income (loss) from continuing operations	168,065	60,341	47,480	207,473

Income (loss) from discontinued operations	113,960	(5,292)	383,968	130,116

Net income (loss)	282,025	55,049	431,448	337,589
Noncontrolling interests’ share in continuing operations	(3,535)	(3,486)	(6,841)	(6,949)
Noncontrolling interests’ share in discontinued operations	(2,210)	(57)	(2,539)	(54)
Net income (loss) attributable to Healthpeak Properties, Inc.	276,280	51,506	422,068	330,586
Participating securities’ share in earnings	(287)	(375)	(2,732)	(1,800)
Net income (loss) applicable to common shares	$275,993	$51,131	$419,336	$328,786

Basic earnings (loss) per common share:
Continuing operations	$0.30	$0.10	$0.07	$0.38
Discontinued operations	0.21	(0.01)	0.71	0.25
Net income (loss) applicable to common shares	$0.51	$0.09	$0.78	$0.63

Diluted earnings (loss) per common share:
Continuing operations	$0.30	$0.10	$0.07	$0.38
Discontinued operations	0.21	(0.01)	0.71	0.25
Net income (loss) applicable to common shares	$0.51	$0.09	$0.78	$0.63

Weighted average shares outstanding:
Basic	538,929	538,262	538,805	522,427
Diluted	544,694	538,517	539,081	523,498

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) applicable to common shares	$275,993	$51,131	$419,336	$328,786
Real estate related depreciation and amortization(1)	171,459	178,488	328,997	367,764
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	2,869	25,618	7,322	55,228
Noncontrolling interests' share of real estate related depreciation and amortization	(4,923)	(4,980)	(9,809)	(10,023)
Other real estate-related depreciation and amortization	—	891	—	2,128
Loss (gain) on sales of depreciable real estate, net(1)	(297,476)	(82,863)	(557,138)	(247,732)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(5,866)	(1,519)	(5,866)	(9,248)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	2,179	(3)	2,179	(3)
Loss (gain) upon change of control, net(2)	—	(2,528)	(1,042)	(169,962)
Taxes associated with real estate dispositions	1,693	335	2,183	(11,540)
Impairments (recoveries) of depreciable real estate, net	3,743	17,797	3,743	48,519
Nareit FFO applicable to common shares	149,671	182,367	189,905	353,917
Distributions on dilutive convertible units and other	—	—	—	3,501
Diluted Nareit FFO applicable to common shares	$149,671	$182,367	$189,905	$357,418
Diluted Nareit FFO per common share	$0.28	$0.34	$0.35	$0.68
Weighted average shares outstanding - diluted Nareit FFO	539,193	538,517	539,081	529,009
Impact of adjustments to Nareit FFO:
Transaction-related items(3)	$1,265	$685	$5,379	$93,064
Other impairments (recoveries) and other losses (gains), net(4)	1,845	6,291	5,087	(27,015)
Restructuring and severance related charges	—	—	2,463	—
Loss (gain) on debt extinguishments	60,865	25,824	225,157	24,991
Litigation costs (recoveries)	—	100	—	206
Casualty-related charges (recoveries), net	3,596	—	4,644	—
Foreign currency remeasurement losses (gains)	—	143	—	153
Tax rate legislation impact(5)	—	(697)	—	(3,589)
Total adjustments	67,571	32,346	242,730	87,810
FFO as Adjusted applicable to common shares	217,242	214,713	432,635	441,727
Distributions on dilutive convertible units and other	2,144	1,834	4,067	3,390
Diluted FFO as Adjusted applicable to common shares	$219,386	$216,547	$436,702	$445,117
Diluted FFO as Adjusted per common share	$0.40	$0.40	$0.80	$0.84
Weighted average shares outstanding - diluted FFO as Adjusted	546,519	544,018	546,407	529,009
_______________________________________
(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and the detailed financial information in the Discontinued Operations Reconciliation section of the Supplemental Report.
(2)For the six months ended June 30, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. Gains and losses upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(3)For the six months ended June 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to Life Care Services, LLC, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the Consolidated Statements of Operations.
(4)For the three and six months ended June 30, 2021, includes a $7 million goodwill impairment charge in connection with our senior housing triple-net asset sales which is reported in income (loss) from discontinued operations in the Consolidated Statements of Operations and $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable which is included in interest income in the Consolidated Statements of Operations. For the six months ended June 30, 2020, includes a $42 million gain on sale of a hospital that was in a direct financing lease ("DFL") which is included in other income (expense), net in the Consolidated Statements of Operations. The remaining activity for the three and six months ended June 30, 2021 and 2020 includes reserves for loan losses and land impairments recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)For the three and six months ended June 30, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FFO as Adjusted applicable to common shares	$217,242	$214,713	$432,635	$441,727
Amortization of stock-based compensation	5,095	4,984	9,459	8,972
Amortization of deferred financing costs	2,121	2,534	4,334	5,116
Straight-line rents	(6,201)	(8,316)	(15,336)	(14,544)
AFFO capital expenditures	(22,422)	(18,781)	(43,132)	(40,572)
Deferred income taxes	(2,771)	(6,686)	(4,493)	(1,899)
Other AFFO adjustments	(4,026)	3,478	(9,628)	728
AFFO applicable to common shares	189,038	191,926	373,839	399,528
Distributions on dilutive convertible units and other	1,541	1,864	2,862	3,501
Diluted AFFO applicable to common shares	$190,579	$193,790	$376,701	$403,029
Weighted average shares outstanding - diluted AFFO	544,694	544,018	544,582	529,009